Exhibit 10.1

TRANSITION, SEPARATION AGREEMENT AND

GENERAL RELEASE OF ALL CLAIMS

This Transition Separation Agreement and General Release of all Claims (“Agreement”) is made by and between Scott T. Garrett (“Executive”) and Beckman Coulter, Inc. (“Beckman Coulter”) (collectively, the “Parties”).

1. Resignation; Retirement From Employment. Effective September 6, 2010 (the “Transition Date”), Executive has resigned his positions as President, Chief Executive Officer and Chairman of the Board of Directors of Beckman Coulter, as well as all other positions that Executive may hold as an officer and/or director of Beckman Coulter or any of its subsidiaries or affiliates, after which Executive shall be employed by Beckman Coulter solely as a non-executive employee. Effective September 6, 2010, Executive has also resigned as a member of the Board of Directors of Beckman Coulter (the “Board”). Executive and Beckman Coulter agree that on January 15, 2011 (the “Retirement Date”) Executive shall retire from employment with Beckman Coulter. On the Retirement Date Executive will receive Executive’s closing paycheck. On the date that is six (6) months after the Retirement Date, Executive will receive payment for all then accrued and unused Paid Time Off (PTO).

2. Transition Period.

a. Executive and Beckman Coulter agree that Executive shall remain employed by Beckman Coulter on a full-time basis as a non-executive employee from and after the Transition Date and until the Retirement Date (the “Transition Period”), subject to the terms and conditions of this Agreement.

b. During the Transition Period, Executive will assume the position of Advisor to the Non-Executive Chairman of the Board. In this position, Executive will render those services reasonably requested by Beckman Coulter’s Non-Executive Chairman of the Board on an as-needed basis during normal business hours and shall report solely to the Non-Executive Chairman of the Board. During the Transition Period, Executive may work from home or a location of his choosing; provided, however, Executive and Beckman Coulter acknowledge and agree that Executive will only be provided use of Beckman Coulter’s offices and administrative support to the extent reasonably necessary for purposes of Executive’s duties hereunder or as may be otherwise made available by Beckman Coulter. During the Transition Period, Executive shall not have access to Beckman Coulter’s e-mail system or any confidential information.

c. In return for Executive’s execution and nonrevocation of and compliance with this Agreement, during the Transition Period: (i) Executive shall be entitled to continue to receive a base salary at a rate equal to his current base salary rate, payable in accordance with Beckman Coulter’s regular payroll practices; (ii) Executive shall continue to participate in Beckman Coulter’s Management Incentive Plan for 2010; (iii) Executive’s outstanding stock option, restricted stock and performance share awards will remain outstanding and continue to vest in accordance with and subject to the terms and conditions set forth in the applicable equity incentive plans and award agreements; and (iv) Executive (and his eligible beneficiaries) shall be entitled to continue to participate in all retirement, medical, dental, life insurance and other employee benefit plans in which he (and/or his eligible beneficiaries) currently participates, all to the extent Executive remains eligible under the terms of such plans and subject to the terms and conditions of such plans as may be in effect from time to time.

d. Executive’s employment by Beckman Coulter under this Agreement prior to the Retirement Date may be terminated (i) by Beckman Coulter only for a material breach by Executive of Beckman Coulter’s written policies (including, but not limited to, Beckman Coulter’s Code of Ethics and Standards of Conduct), but only after (x) Executive has actually received written notification detailing with specificity such material breach and (y) Executive has been given a 30-day period to cure such material breach, if curable (and if substantially cured within such 30-day period, then Executive’s employment shall not be terminated) or (ii) by reason of Executive’s death. In the case of any termination of Executive’s employment prior to the Retirement Date, Executive’s entitlement to the compensation and benefits provided in Paragraph 2(c) shall immediately cease and Executive’s entitlement to full, partial or pro-rated compensation and other benefits under Beckman Coulter’s employee benefit plans and arrangements, if any, shall be determined under the policies and benefit plans of Beckman Coulter.

3. Resolution of Disputes. The Parties have entered into this Agreement as a way of severing the employment relationship between them and amicably settling any potential disputes (the “Disputes”) concerning Executive’s service with Beckman Coulter or the cessation thereof. The Parties desire to resolve the above referenced Disputes and all issues raised by the Disputes, without the further expenditure of time or the expense of contested litigation. Additionally, the Parties desire to resolve any known or unknown claims as more fully set forth below. For these reasons, they have entered into this Agreement.

4. Termination of Employment Benefits. Executive represents, understands and agrees that Executive’s active employment with Beckman Coulter will end on the Retirement Date and that Executive will not otherwise demand further employment with Beckman Coulter. Executive understands and agrees that from and after the Retirement Date, Executive shall not be entitled to any of the rights and privileges established for Beckman Coulter’s employees, except as otherwise provided in this Agreement.

5. Payment of Separation Benefits.

a. In return for Executive’s execution and nonrevocation of and compliance with this Agreement and Executive’s execution (on or within twenty-one (21) days following the Retirement Date) and nonrevocation of and compliance with a General Release of all Claims in the form of Exhibit A hereto (the “Release”), including the releases that form a material part of this Agreement and the Release, and, unless otherwise determined by the Board, contingent upon Executive’s continuous employment with Beckman Coulter through the Retirement Date (or, if earlier, the date of Executive’s death), Beckman Coulter shall pay Executive, in accordance with the Beckman Coulter, Inc. Separation Pay Plan, an amount equal to $1,920,000 (One Million Nine Hundred Twenty Thousand Dollars and No Cents), subject to deductions for state and federal withholding tax, social security and other employee taxes and payroll deductions, which amount represents twenty-four (24) times Executive’s monthly rate of compensation. The payment will be made in fifty-two (52) equal bi-weekly installments of $36,923.08 in accordance with Beckman Coulter’s regular payroll practices commencing with the first regularly scheduled pay date that occurs after the Release becomes effective and irrevocable in accordance with its terms.

b. In return for Executive’s execution and nonrevocation of and compliance with this Agreement and the Release, including the releases that form a material part of this Agreement and the Release, from and after the Retirement Date (or, if earlier, the date of Executive’s death), Executive’s currently outstanding stock option, restricted stock and performance share awards will remain outstanding and subject to the terms and conditions set forth in the applicable equity incentive plans and award agreements, including provisions providing for accelerated and/or continued vesting upon or following Executive’s Retirement (as defined therein), until such awards expire, terminate or are exercised/settled in accordance with their existing terms.

c. In return for Executive’s execution and nonrevocation of and compliance with this Agreement and the Release, including the releases that form a material part of this Agreement and the Release, from and after the Retirement Date (or, if earlier, the date of Executive’s death), Executive and his eligible dependents will be entitled to continuation of coverage under the Company’s group health insurance under COBRA for eighteen (18) months after the Retirement Date (or, if shorter, for such period as Executive remains eligible for COBRA continuation coverage), so long as Executive timely elects for the continuation of such benefits pursuant to COBRA; provided that Executive expressly acknowledges that it is Executive’s obligation to properly elect COBRA coverage by submitting appropriate documentation. Such coverage shall be provided (i) for a period of three (3) months following the Retirement Date at the same cost to Executive as applicable from time to time to active employees of Beckman Coulter generally and (ii) for the remaining fifteen (15) months at the then prevailing rate for such COBRA continuation coverage under the applicable benefit plans, which amounts shall be paid solely by Executive.

6. No Mitigation; No Offset. Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due Executive under this Agreement on account of any compensation attributable to any subsequent employment that he may obtain.

7. No Representations as to Taxation. Beckman Coulter makes no representations regarding the taxability or legal effect of the payments described in this Agreement, and Executive is not relying on any statement or representation of Beckman Coulter in this regard. Executive will be solely responsible for the payment of any taxes and penalties assessed on the payment. Beckman Coulter will cooperate in good faith with Executive to avoid, to the maximum extent possible, the imposition of any tax (including interest and penalties) under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) on the payments to Executive hereunder; provided, however, that if Beckman Coulter adheres to the first clause of this sentence, then in no event shall Beckman Coulter be responsible for or indemnify Executive for any taxes (including interest and penalties) that may nonetheless be imposed under Section 409A of the Code or any similar state law.

8. Releases.

a. Executive Releases. Except as otherwise set forth in this Agreement, in consideration of and in return for the promises and covenants undertaken in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, except as noted below, Executive does hereby acknowledge full and complete satisfaction of and does hereby release, absolve and discharge Beckman Coulter and each of Beckman Coulter’s predecessors, parents, subsidiaries, affiliates, associates, owners, divisions, related companies and business concerns, past and present, and each of them, as well as each of their partners, trustees, directors, officers, shareholders, agents, attorneys, servants and employees, past and present, and each of them (collectively referred to as “Company Releasees”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, wages, vacation or PTO payments, severance payments, obligations, commissions, overtime payments, debts, profit sharing claims, expenses, damages, judgments, orders and liabilities of whatever kind or nature in state or federal law, equity or otherwise, whether known or unknown to Executive (collectively, the “Executive Claims”), which Executive now owns or holds or has at any time owned or held as against Company Releasees, or any of them, including specifically but not exclusively and without limiting the generality of the foregoing, any and all Executive Claims known or unknown, suspected or unsuspected: (1) arising out of Executive’s employment with Beckman Coulter, resignation of Executive’s positions as described in Paragraph 1 or cessation of Executive’s employment and/or other service with Beckman Coulter or (2) arising out of or in any way connected with any claim, loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Company Releasees, or any of them, committed or omitted on or before the date this Agreement is executed by Executive. Also, without limiting the generality of the foregoing, Executive specifically releases Company Releasees from any claim for attorneys’ fees. EXECUTIVE ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES EXECUTIVE IS WAIVING ANY RIGHT TO RECOVERY BASED ON STATE OR FEDERAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE EQUAL PAY ACT, THE AMERICANS WITH DISABILITIES ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, THE WORKER ADJUSTMENT RETRAINING AND NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, AND ALL OTHER STATE LAWS, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EXECUTIVE OR BY A GOVERNMENTAL AGENCY. Executive acknowledges and agrees that Executive has not suffered any on-the job injury for which Executive has not already filed a claim, that Executive has been properly provided any leave of absence because of Executive’s, or a family member’s, serious health condition, and that Executive has not been subjected to any improper treatment, conduct or actions due to or related to Executive’s request, if any, or Executive’s taking of, any leave of absence because of Executive’s own, or a family member’s serious health condition.

b. Exclusions from Executive’s Release. The release provided for under Paragraph 8(a) does not apply to any Executive Claim that, as a matter of law cannot be released, including but not limited to unemployment insurance benefits, and workers’ compensation claims. The release provided for under Paragraph 8(a) also does not preclude Executive from filing suit to challenge Beckman Coulter’s compliance with the waiver requirements of the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act. This Agreement does not include a release of any rights under this Agreement or any rights or claims that may arise after the date Executive executes this Agreement. Finally, the release provided for under Paragraph 8(a) does not apply to any Executive Claim arising under or in connection with Beckman Coulter’s obligation (i) to pay or provide any compensation or benefit required to be paid or provided under this Agreement, (ii) to indemnify Executive for his acts as an officer or director of Beckman Coulter in accordance with the bylaws of Beckman Coulter and the policies and procedures of Beckman Coulter that are presently in effect, or (iii) to Executive and his eligible, participating dependents or beneficiaries in respect of claims for vested benefits under any existing welfare, retirement or other employee benefit plan of Beckman Coulter.

c. Beckman Coulter’s Releases. Except as otherwise set forth in this Agreement, in consideration of and in return for the promises and covenants undertaken in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, except as noted below, Beckman Coulter and its predecessors, parents, subsidiaries, affiliates, divisions, related companies and business concerns, directors, officers, agents, and attorneys, past and present, (collectively referred to as “Beckman Coulter Releasors”) do hereby acknowledge full and complete satisfaction of and do hereby release, absolve and discharge Executive and each of Executive’s heirs, estate and successors in interest (collectively referred to as “Executive Releasees”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, debts, expenses, damages, judgments, orders and liabilities of whatever kind or nature in state or federal law, equity or otherwise, whether known or unknown to the Beckman Coulter Releasors (collectively, the “Company Claims”), which the Beckman Coulter Releasors now owns or holds or has at any time owned or held as against Executive Releasees, or any of them, including specifically but not exclusively and without limiting the generality of the foregoing, any and all Company Claims known or unknown, suspected or unsuspected: (1) arising out of Executive’s employment with Beckman Coulter, resignation of Executive’s positions as described in Paragraph 1 or cessation of Executive’s employment with Beckman Coulter or (2) arising out of or in any way connected with any claim, loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Executive Releasees, or any of them, committed or omitted on or before the date this Agreement is executed by Beckman Coulter.

d. Exclusions from Beckman Coulter’s Release. The release provided for under this Agreement does not apply to any Company Claim that, as a matter of law cannot be released or resulting from, in part or whole, any illegal or fraudulent act or illegal or fraudulent omission to act by Executive. This Agreement does not include a release of any rights under this Agreement or any rights or claims that may arise after the date Beckman Coulter executes this Agreement.

9. Covenant Not to Sue.

a. Except as described below, Executive agrees and covenants not to file any suit, charge, or complaint against Company Releasees in any court or administrative agency, with regard to any claim, demand, liability or obligation arising out of Executive’s employment and/or other service with Beckman Coulter, the resignation of Executive’s positions as described in Paragraph 1, or the cessation of Executive’s employment and/or other service with Beckman Coulter. Executive further represents that no claims, complaints, charges, or other proceedings are pending in any court, administrative agency, commission or other forum relating directly or indirectly to Executive’s employment and/or other service with, or separation from, Beckman Coulter. Nothing in this Agreement shall be construed to prohibit Executive from filing a charge with the Equal Employment Opportunity Commission (“Commission”) or other federal, state, or local agency or participating in any investigation or proceeding conducted by such administrative agencies. However, Executive is waiving any claim Executive may have to receive monetary damages in connection with any Commission or other agency proceeding concerning matters covered by this Agreement.

b. Except as described below, the Beckman Coulter Releasors agree and covenant not to file any suit, charge, or complaint against Executive Releasees in any court or administrative agency, with regard to any claim, demand, liability or obligation arising out of Executive’s employment and/or other service with Beckman Coulter, the resignation of Executive’s positions as described in Paragraph 1, or the cessation of Executive’s employment and/or other service with Beckman Coulter. Beckman Coulter further represents that no claims, complaints, charges, or other proceedings are pending in any court, administrative agency, commission or other forum relating directly or indirectly to Executive’s employment and/or other service with, or separation from, Beckman Coulter.

10. Waiver of Civil Code Section 1542. It is the intention of the Parties in executing this instrument that it shall be effective as a bar to each and every Company Claim and/or Executive Claim specified in this Agreement. In furtherance of this intention, Executive and Beckman Coulter hereby each expressly waive any and all rights and benefits conferred upon Executive or Beckman Coulter, as applicable, by the provisions of Section 1542 of the California Civil Code, and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Company Claims and/or Executive Claims, as applicable, if any, as well as those relating to any other claim, as applicable, hereinabove specified. Section 1542 provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Having been so apprised, the Parties each nevertheless hereby voluntarily elects to and does waive the rights described in Civil Code Section 1542, and elects to assume all risks for Company Claims and/or Executive Claims, as applicable, that now exist in Executive’s and/or Beckman Coulter’s favor, as applicable, known or unknown.

11. Non-Disparagement.

a. Executive agrees that Executive will not in any way disparage the name or reputation of Beckman Coulter, including: (1) Executive agrees not to make any derogatory or negative remarks about Beckman Coulter; (2) Executive agrees not to make any negative or derogatory remarks about the Company Releasees; and (3) Executive agrees not to make any remarks about any disputes Executive has had with Beckman Coulter or the Company Releasees.

b. Beckman Coulter agrees that Beckman Coulter and its current and future executive officers and directors (its “Executive Officers and Directors”) will not in any way disparage the name or reputation of Executive, including: (1) Beckman Coulter agrees that Beckman Coulter and its Executive Officers and Directors will not make any derogatory or negative remarks about Executive; (2) Beckman Coulter agrees that Beckman Coulter and its Executive Officers and Directors will not make any negative or derogatory remarks about the Executive Releasees; and (3) Beckman Coulter agrees that Beckman Coulter and its Executive Officers and Directors will not make any remarks about any disputes Beckman Coulter or any of the Company Releasees has had with Executive or the Executive Releasees.

12. Return of Beckman Coulter Property. Executive agrees that Executive shall promptly following the Transition Date return all Beckman Coulter property, including but not limited to any company-issued cell phone, PDA or similar device, laptops, external drives, access cards, keys, credit cards and documents; provided, however, that Executive shall be permitted to retain his current BlackBerry.

13. Trade Secrets and Confidential Information. Executive acknowledges that during Executive’s employment, Executive may have had access to trade secrets and confidential information about Beckman Coulter, its products and services, its customers, and its methods of doing business, including but not limited to files, customer lists, pricing lists, technical data, financial data, business processes, employee lists, marketing plans and strategic plans. Executive agrees that Executive shall not disclose any information relating to the trade secrets or confidential information of Beckman Coulter or its customers which has not already been disclosed to the general public. This Paragraph 13 does not apply to disclosure of trade secrets and/or confidential information by Executive (i) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of Beckman Coulter or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information, provided that Executive must give Beckman Coulter prompt notice prior to such disclosure, (ii) as to such trade secrets and/or confidential information that becomes generally known to the public or trade without his violation of this Paragraph 13, or (iii) to Executive’s spouse, attorney and/or his personal tax and financial advisors as reasonably necessary or appropriate to advance Executive’s tax, financial and other personal planning (each an “Exempt Person”), provided, however, that any disclosure or use of any trade secret or confidential information of Beckman Coulter by an Exempt Person shall be deemed to be a breach of this Paragraph 13 by Executive.

14. Controlling Document. If any provision of any agreement, plan, program, policy, arrangement or other written document between or relating to Beckman Coulter and

Executive conflicts with any provision of this Agreement, the provision of this Agreement shall control and prevail.

15. Dispute Resolution. Executive and Beckman Coulter agree that in the event a dispute arises concerning or relating to this Agreement, or to Executive’s employment with Beckman Coulter, or the cessation thereof, all such disputes shall be submitted to binding arbitration before an arbitrator experienced in employment law. Said arbitration will be conducted in accordance with the rules applicable to employment disputes of Judicial Arbitration and Mediation Services (“JAMS”). Beckman Coulter will be responsible for paying any filing fees and costs of the arbitration proceeding itself (for example, arbitrators’ fees, conference room), but each party shall be initially responsible for its own attorneys’ fees; provided, however, that the arbitrator shall have discretion to award reasonable attorneys’ fees to the prevailing party, which fees may be set by the arbitrator of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded. Beckman Coulter and Executive agree that, except as described in this Paragraph 15, this promise to arbitrate covers any disputes that Beckman Coulter and all of its subsidiaries may have against Executive, or that Executive may have against Beckman Coulter and all of its subsidiaries, arising out of or relating to this Agreement, the employment relationship or cessation thereof, including any claims concerning the validity, interpretation, effect or violation of this Agreement; violation of any federal, state, or local law; any tort; and any other aspect of Executive’s compensation or service with Beckman Coulter. Beckman Coulter and Executive further agree that, except as otherwise set forth herein, arbitration as provided in this Paragraph 15 shall be the exclusive and binding remedy for any such dispute and will be used instead of any court action, which is hereby expressly waived, except for any request by either party hereto for temporary or preliminary injunctive relief pending arbitration in accordance with applicable law, or an administrative claim with an administrative agency. The Federal Arbitration Act shall govern the interpretation and enforcement of such arbitration proceeding. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California, or federal law, if California law is preempted. The arbitration shall be conducted in Orange County, California, unless otherwise mutually agreed. BECKMAN COULTER AND EXECUTIVE ACKNOWLEDGE AND AGREE THAT BY AGREEING TO ARBITRATE, THEY ARE, EXCEPT TO THE EXTENT PROVIDED FOR IN THIS PARAGRAPH 15, WAIVING ANY RIGHT TO BRING AN ACTION AGAINST THE OTHER IN A COURT OF LAW, EITHER STATE OR FEDERAL, AND ARE WAIVING THE RIGHT TO HAVE CLAIMS AND DAMAGES, IF ANY, DETERMINED BY A JURY.

16. Twenty-One Days To Consider Agreement. Beckman Coulter advises Executive to discuss this Agreement with an attorney before executing it. Executive’s decision whether to sign this Agreement is made with full knowledge that Beckman Coulter has advised Executive to consult with an attorney. Executive acknowledges Executive has been provided with at least twenty-one (21) days within which to review and consider this Agreement before signing it. Should Executive decide not to use the full twenty-one (21) days, then Executive knowingly and voluntarily waives any claim that Executive was not in fact given that period of time or did not use the entire twenty-one (21) days to consult an attorney and/or consider this Agreement. Executive acknowledges that Beckman Coulter has not asked Executive to shorten the 21-day time period for consideration of whether to sign this Agreement. The Parties agree that any changes, whether material or immaterial, to this Agreement, do not restart the running of the 21-day period.

17. Right of Revocation. Within three calendar days of signing and dating this Agreement, Executive shall deliver the executed original of the Agreement to James R. (“Bob”) Hurley, Interim President and Chief Executive Officer. However, the Parties acknowledge and agree that Executive may revoke this Agreement for up to seven (7) calendar days following Executive’s execution of this Agreement and that it shall not become effective or enforceable until the revocation period has expired. The Parties further acknowledge and agree that such revocation must be in writing addressed to and received by Bob Hurley not later than noon on the eighth (8th) day following execution of this Agreement by Executive. If Executive revokes this Agreement under this paragraph, this Agreement shall not be effective or enforceable and Executive will not receive the monies and benefits described above, including those described in Paragraphs 2(c) and 5 above.

18. Effective Date. If Executive does not revoke this Agreement in the time frame specified in the preceding paragraph, the Agreement shall be effective at 12:00:01 p.m. on the eighth (8th) day after it is signed by Executive (the “Effective Date”).

19. Choice of Law. This Agreement shall be construed in accordance with, and be deemed governed by, the laws of the State of California without regard to its conflict of laws provisions.

20. Non-Admission. Even though Beckman Coulter will provide consideration for Executive to release Executive Claims, Beckman Coulter does not admit that it engaged in any unlawful or improper conduct toward Executive. Even though Executive will provide consideration for Beckman Coulter to release Company Claims, Executive does not admit that he engaged in any unlawful or improper conduct toward Beckman Coulter or the Company Releasees. The Parties agree that this Agreement shall not be construed as an admission by either Party that it or he has violated any statute, law or regulation, breached any contract or agreement, or engaged in any improper conduct. Executive is not aware, to the best of Executive’s knowledge, of any conduct on Executive’s part or on the part of another Beckman Coulter employee that violated the law or otherwise exposed Beckman Coulter to any liability, whether criminal or civil, whether to any government, individual or other entity. Further, Executive acknowledges that Executive is not aware of any material violations by Beckman Coulter and/or its employees, officers, directors and agents of any statute, regulation or other rules that have not been addressed by Beckman Coulter through appropriate compliance and/or corrective action.

21. Section 409A Compliance. For purposes of Section 409A of the Code, each payment hereunder shall be considered a separate payment. In addition, notwithstanding any other provision herein, to the extent the payments described in Paragraph 5 that are scheduled to be paid to Executive within the first six (6) months following the Retirement Date exceed two (2) times the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for 2010, such excess amount shall not be paid until the earlier of (i) the date which is six (6) months after the Retirement Date or (ii) the date of Executive’s death. Any amounts otherwise payable to Executive within the first six (6) months following the

Retirement Date that are not so paid by reason of the preceding sentence shall be paid (without interest) within ten (10) business days after the date that is six (6) months after the Retirement Date (or, if earlier, as soon as administratively practical after the date of Executive’s death). The provisions of this Paragraph 21 shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code.

22. Indemnification. During the Transition Period and following the Retirement Date, Beckman Coulter shall continue to indemnify and hold harmless Executive to the extent set forth in Beckman Coulter’s certificate of incorporation, bylaws and any indemnification agreement entered into between Beckman Coulter and Executive in connection with Executive’s employment, as any of the forgoing may be amended from time to time, provided that the terms and conditions of such indemnification shall at all times equal or exceed the terms and conditions of the indemnification applicable to Beckman Coulter’s directors and senior executive officers generally.

23. General Terms And Conditions.

a. If any provision of this Agreement or any application of any provision of this Agreement is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provision or application. To this end, the provisions of this Agreement are severable.

b. The Parties represent and warrant that neither Party has heretofore assigned or transferred or purported to assign or transfer to any person, firm or corporation any claim, demand, right, damage, liability, debt, account, action, cause of action, or any other matter herein released. Each Party agrees to indemnify and hold the other Party harmless against any claim, demand, right, damage, debt, liability, account, action, cause of action, cost or expense, including attorneys’ fees or costs, actually paid or incurred, arising out of or in any way connected with any such transfer or assignment or any such purported or claimed transfer or assignment.

c. This Agreement and all covenants and releases set forth herein shall be binding upon and shall inure to the benefit of the respective Parties hereto, their legal successors, heirs, assigns, partners, representatives, parent companies, subsidiary companies, agents, attorneys, officers, employees, directors and shareholders.

d. The Parties acknowledge each has read this Agreement, that each fully understands his or its rights, privileges and duties under the Agreement, and that each enters this Agreement freely and voluntarily. The Parties acknowledge that each has had the opportunity to consult with an attorney of his or its choice to explain the terms of this Agreement and the consequences of signing this Agreement.

e. The Parties acknowledge each may later discover facts different from, or in addition to, those the Party now knows or believes to be true with respect to the Executive Claims or Company Claims, as applicable, released in this Agreement, and agrees the releases shall be and remain in effect in all respects as a complete and general release as to all matters released, notwithstanding any such different or additional facts.

f. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party hereto because that Party drafted or caused that Party’s legal representative to draft any of its provisions.

g. The undersigned each acknowledge and represent that no promise or representation not contained in this Agreement has been made to them and acknowledge and represent that this Agreement contains the entire understanding between the Parties and contains all terms and conditions pertaining to the compromise and settlement of the subjects referenced in this Agreement, excepting only Section II.A through Section II.E only of that certain Employment Agreement between Beckman Coulter and Executive dated June 20, 2002 and Section 12 of that certain Amended and Restated Change in Control Agreement (the “Change in Control Agreement”) between Executive and Beckman Coulter dated as of December 31, 2008. The Parties acknowledge and agree that except for Section 12 of the Change in Control Agreement, which shall remain in force in accordance with its existing terms, effective as of the Transition Date the Change in Control Agreement shall be terminated and of no further force or effect. Each Party acknowledges that he or it has relied solely upon his or its own legal and tax advisors and that the lawyers, accountants and advisors to the other Party have not given any legal or tax advice to such Party in connection with this Agreement. Executive acknowledges and agrees that Executive shall not be entitled to any payments or benefits under the Change in Control Agreement as a result of or upon or following Executive’s resignation and/or retirement from employment with Beckman Coulter hereunder.

h. Except as otherwise provided herein, in the event Executive materially breaches any term of this Agreement, all compensation shall cease, and Beckman Coulter and its successors shall have the right to recover all money paid or provided hereunder.

i. Executive also agrees to reasonably cooperate with Beckman Coulter regarding any pending or subsequently filed litigation, claims, or other disputes involving Beckman Coulter that relate to matters within the knowledge or responsibility of Executive during his employment with Beckman Coulter. Without limiting the foregoing, Executive agrees (i) to meet with Beckman Coulter representatives, its counsel, or other designees at mutually convenient and reasonable times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding same to any court, agency, or other adjudicatory body; and (iii) to provide Beckman Coulter with notice of contact by any adverse party or such adverse party’s representative, except as may be required by law. In no event shall Executive’s cooperation materially interfere with his services for a subsequent employer or other similar service recipient. To the extent permitted by law, Beckman Coulter agrees that it will promptly reimburse Executive for his reasonable and documented expenses in connection with his rendering assistance and/or cooperation under this Paragraph 23(i) upon his presentation of documentation for such expenses.

j. Any modifications to this Agreement must be made in writing and signed by Executive and Glenn S. Schafer, Non-Executive Chairman of the Board.

k. This Agreement may be executed in two or more counterparts, and such counterparts shall constitute one and the same instrument. Signatures delivered by facsimile or email shall be deemed effective for all purposes to the extent permitted under applicable law.

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PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS BEEN ADVISED THAT THIS RELEASE IS A BINDING AND LEGAL DOCUMENT. EXECUTIVE FURTHER AGREES THAT HE HAS HAD AT LEAST TWENTY-ONE (21) DAYS TO REVIEW THE PROVISIONS OF THIS RELEASE AND HAS BEEN ADVISED TO SEEK LEGAL ADVICE REGARDING ALL ITS ASPECTS, AND THAT IN EXECUTING THIS RELEASE EXECUTIVE HAS ACTED VOLUNTARILY AND HAS NOT RELIED UPON ANY REPRESENTATION MADE BY BECKMAN COULTER OR ANY OF ITS EXECUTIVES OR REPRESENTATIVES REGARDING THIS RELEASE’S SUBJECT MATTER AND/OR EFFECT. EXECUTIVE HAS READ AND FULLY UNDERSTANDS THIS RELEASE AND VOLUNTARILY AGREES TO ITS TERMS.

AGREED AND UNDERSTOOD:

Date: 9/08/2010	/s/ Scott T. Garrett
Scott T. Garrett

Date: 9/08/2010	BECKMAN COULTER, INC.

	By:	/s/ Glenn S. Schafer
Glenn S. Schafer
Non-Executive Chairman of the Board

Exhibit A

GENERAL RELEASE OF ALL CLAIMS

This General Release of all Claims (“Release”) is made by and between Scott T. Garrett (“Executive”) and Beckman Coulter, Inc. (“Beckman Coulter”) (collectively, the “Parties”).

1. Executive Releases. Except as otherwise set forth in this Release, in consideration of and in return for the promises and covenants undertaken in this Release and the Transition Separation Agreement and General Release of all Claims (“Agreement”) to which this Release was included as an exhibit, and for other good and valuable consideration, receipt of which is hereby acknowledged, except as noted below, Executive does hereby acknowledge full and complete satisfaction of and does hereby release, absolve and discharge Beckman Coulter and each of Beckman Coulter’s predecessors, parents, subsidiaries, affiliates, associates, owners, divisions, related companies and business concerns, past and present, and each of them, as well as each of their partners, trustees, directors, officers, shareholders, agents, attorneys, servants and employees, past and present, and each of them (collectively referred to as “Company Releasees”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, wages, vacation or PTO payments, severance payments, obligations, commissions, overtime payments, debts, profit sharing claims, expenses, damages, judgments, orders and liabilities of whatever kind or nature in state or federal law, equity or otherwise, whether known or unknown to Executive (collectively, the “Executive Claims”), which Executive now owns or holds or has at any time owned or held as against Company Releasees, or any of them, including specifically but not exclusively and without limiting the generality of the foregoing, any and all Executive Claims known or unknown, suspected or unsuspected: (1) arising out of Executive’s employment with Beckman Coulter or cessation of Executive’s employment with Beckman Coulter or (2) arising out of or in any way connected with any claim, loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Company Releasees, or any of them, committed or omitted on or before the date this Release is executed by Executive. Also, without limiting the generality of the foregoing, Executive specifically releases Company Releasees from any claim for attorneys’ fees. EXECUTIVE ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES EXECUTIVE IS WAIVING ANY RIGHT TO RECOVERY BASED ON STATE OR FEDERAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE EQUAL PAY ACT, THE AMERICANS WITH DISABILITIES ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, THE WORKER ADJUSTMENT RETRAINING AND NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, AND ALL OTHER STATE LAWS, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EXECUTIVE OR BY A GOVERNMENTAL AGENCY. Executive acknowledges and agrees that Executive has been properly paid for all hours worked, that Executive has not suffered any on-the job injury for which Executive has not already filed a claim, that Executive has been properly provided any leave of absence because of Executive’s, or a family member’s, serious health condition, and that Executive has not been subjected to any improper treatment, conduct or actions due to or related to Executive’s request, if any, or Executive’s taking of, any leave of absence because of Executive’s own, or a family member’s serious health condition.

2. Exclusions from Executive’s Release. The release provided for under this Release does not apply to any claim that, as a matter of law cannot be released, including but not limited to unemployment insurance benefits, and workers’ compensation claims. The release provided for under this Release also does not preclude Executive from filing suit to challenge Beckman Coulter’s compliance with the waiver requirements of the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act. This Release does not include a release of any rights or claims that may arise after the date Executive executes this Release. This Release does not apply to any Executive Claim arising under or in connection with Beckman Coulter’s obligation (i) to pay or provide any compensation or benefit required to be paid or provided under the Agreement, (ii) to indemnify Executive for his acts as an officer or director of Beckman Coulter in accordance with the bylaws of Beckman Coulter and the policies and procedures of Beckman Coulter that are presently in effect, or (iii) to Executive and his eligible, participating dependents or beneficiaries in respect of claims for vested benefits under any existing welfare, retirement or other employee benefit plan of Beckman Coulter.

3. Beckman Coulter Releases. Except as otherwise set forth in this Release, in consideration of and in return for the promises and covenants undertaken in this Release, and for other good and valuable consideration, receipt of which is hereby acknowledged, except as noted below, Beckman Coulter and its predecessors, parents, subsidiaries, affiliates, divisions, related companies and business concerns, directors, officers, agents, and attorneys, past and present, (collectively referred to as “Beckman Coulter Releasors”) do hereby acknowledge full and complete satisfaction of and do hereby release, absolve and discharge Executive and each of Executive’s heirs, estate and successors in interest (collectively referred to as “Executive Releasees”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, debts, expenses, damages, judgments, orders and liabilities of whatever kind or nature in state or federal law, equity or otherwise, whether known or unknown to the Beckman Coulter Releasors (collectively, the “Company Claims”), which the Beckman Coulter Releasors now owns or holds or has at any time owned or held as against Executive Releasees, or any of them, including specifically but not exclusively and without limiting the generality of the foregoing, any and all Company Claims known or unknown, suspected or unsuspected: (1) arising out of Executive’s employment with Beckman Coulter or cessation of Executive’s employment with Beckman Coulter or (2) arising out of or in any way connected with any claim, loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Executive Releasees, or any of them, committed or omitted on or before the date this Release is executed by Beckman Coulter.

4. Exclusions from Beckman Coulter’s Release. The release provided for under this Release does not apply to any Company Claim that, as a matter of law cannot be released or resulting from, in part or whole, any illegal or fraudulent act or illegal or fraudulent omission to act by Executive. This Release does not include a release of any rights or claims that may arise after the date Beckman Coulter executes this Release.

5. Covenant Not to Sue.

a. Except as described below, Executive agrees and covenants not to file any suit, charge, or complaint against Company Releasees in any court or administrative agency, with regard to any claim, demand, liability or obligation arising out of Executive’s employment with Beckman Coulter or the separation therefrom. Executive further represents that no claims, complaints, charges, or other proceedings are pending in any court, administrative agency, commission or other forum relating directly or indirectly to Executive’s employment with, or separation from, Beckman Coulter. Nothing in this Release shall be construed to prohibit Executive from filing a charge with the Equal Employment Opportunity Commission (“Commission”) or other federal, state, or local agency or participating in any investigation or proceeding conducted by such administrative agencies. However, Executive is waiving any claim Executive may have to receive monetary damages in connection with any Commission or other agency proceeding concerning matters covered by this Release.

b. Except as described below, the Beckman Coulter Releasors agree and covenant not to file any suit, charge, or complaint against Executive Releasees in any court or administrative agency, with regard to any claim, demand, liability or obligation arising out of Executive’s employment with Beckman Coulter or the separation there from. Beckman Coulter further represents that no claims, complaints, charges, or other proceedings are pending in any court, administrative agency, commission or other forum relating directly or indirectly to Executive’s employment with, or separation from, Beckman Coulter.

6. Waiver of Civil Code Section 1542. It is the intention of the Parties in executing this instrument that it shall be effective as a bar to each and every Company Claim and/or Executive Claim specified in this Release. In furtherance of this intention, Executive and Beckman Coulter hereby each expressly waive any and all rights and benefits conferred upon Executive or Beckman Coulter, as applicable, by the provisions of Section 1542 of the California Civil Code, and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Company Claims and/or Executive Claims, as applicable, if any, as well as those relating to any other claim, as applicable, hereinabove specified. Section 1542 provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Having been so apprised, the Parties each nevertheless hereby voluntarily elects to and does waive the rights described in Civil Code Section 1542, and elects to assume all risks for Company Claims and/or Executive Claims, as applicable, that now exist in Executive’s and/or Beckman Coulter’s favor, as applicable, known or unknown.

7. Twenty-One Days To Consider Release. Beckman Coulter advises Executive to discuss this Release with an attorney before executing it. Executive’s decision whether to sign this Release is made with full knowledge that Beckman Coulter has advised Executive to consult with an attorney. Executive acknowledges Executive has been provided with at least twenty-one (21) days within which to review and consider this Release before signing it. Should Executive decide not to use the full twenty-one (21) days, then Executive knowingly and voluntarily waives any claim that Executive was not in fact given that period of time or did not use the entire twenty-one (21) days to consult an attorney and/or consider this Release. Executive acknowledges that Beckman Coulter has not asked Executive to shorten the 21-day time period for consideration of whether to sign this Release. The Parties agree that any changes, whether material or immaterial, to this Release, do not restart the running of the 21-day period.

8. Right of Revocation. Within three calendar days of signing and dating this Release, Executive shall deliver the executed original of the Release to James R. (“Bob”) Hurley, Interim President and Chief Executive Officer. However, the Parties acknowledge and agree that Executive may revoke this Release for up to seven (7) calendar days following Executive’s execution of this Release and that it shall not become effective or enforceable until the revocation period has expired. The Parties further acknowledge and agree that such revocation must be in writing addressed to and received by Bob Hurley not later than noon on the eighth (8th) day following execution of this Release by Executive. If Executive revokes this Release under this paragraph, this Release shall not be effective or enforceable and Executive will not receive the monies and benefits described in the Agreement, including those described in Paragraph 5 of the Agreement.

9. Effective Date. If Executive does not revoke this Release in the time frame specified in the preceding paragraph, the Release shall be effective at 12:00:01 p.m. on the eighth (8th) day after it is signed by Executive (the “Effective Date”).

10. Choice of Law. This Release shall be construed in accordance with, and be deemed governed by, the laws of the State of California without regard to its conflict of laws provisions.

11. Non-Admission. Even though Beckman Coulter will provide consideration for Executive to release Executive Claims, Beckman Coulter does not admit that it engaged in any unlawful or improper conduct toward Executive. Executive agrees that this Release shall not be construed as an admission by Beckman Coulter that it has violated any statute, law or regulation, breached any contract or agreement, or engaged in any improper conduct. Executive is not aware, to the best of Executive’s knowledge, of any conduct on Executive’s part or on the part of another Beckman Coulter employee that violated the law or otherwise exposed Beckman Coulter to any liability, whether criminal or civil, whether to any government, individual or other entity. Further, Executive acknowledges that Executive is not aware of any material violations by Beckman Coulter and/or its employees, officers, directors and agents of any statute, regulation or other rules that have not been addressed by Beckman Coulter through appropriate compliance and/or corrective action.

12. General Terms And Conditions.

a. If any provision of this Release or any application of any provision of this Release is held invalid, the invalidity shall not affect other provisions or applications of the Release which can be given effect without the invalid provision or application. To this end, the provisions of this Release are severable.

b. The Parties represent and warrant that neither Party has heretofore assigned or transferred or purported to assign or transfer to any person, firm or corporation any claim, demand, right, damage, liability, debt, account, action, cause of action, or any other matter herein released. Each Party agrees to indemnify and hold the other Party harmless against any claim, demand, right, damage, debt, liability, account, action, cause of action, cost or expense, including attorneys’ fees or costs, actually paid or incurred, arising out of or in any way connected with any such transfer or assignment or any such purported or claimed transfer or assignment.

c. This Release and all covenants and releases set forth herein shall be binding upon and shall inure to the benefit of the respective Parties hereto, their legal successors, heirs, assigns, partners, representatives, parent companies, subsidiary companies, agents, attorneys, officers, employees, directors and shareholders.

d. The Parties acknowledge each has read this Release, that each fully understands his or its rights, privileges and duties under the Release, and that each enters this Release freely and voluntarily. The Parties acknowledge that each has had the opportunity to consult with an attorney of his or its choice to explain the terms of this Release and the consequences of signing this Release.

e. The Parties acknowledge each may later discover facts different from, or in addition to, those the Party now knows or believes to be true with respect to the Executive Claims or Company Claims, as applicable, released in this Release, and agrees the releases shall be and remain in effect in all respects as a complete and general release as to all matters released, notwithstanding any such different or additional facts.

f. This Release and the provisions contained herein shall not be construed or interpreted for or against any Party hereto because that Party drafted or caused that Party’s legal representative to draft any of its provisions.

g. The undersigned each acknowledge and represent that no promise or representation not contained in this Release or the Agreement has been made to them and acknowledge and represent that this Release and the Agreement contain the entire understanding between the Parties and contain all terms and conditions pertaining to the compromise and settlement of the subjects referenced in this Release, excepting only Section II.A through Section II.E only of that certain Employment Agreement between Beckman Coulter and Executive dated June 20, 2002 and Section 12 of that certain Amended and Restated Change in Control Agreement (the “Change in Control Agreement”) between Executive and Beckman Coulter dated as of December 31, 2008. The Parties acknowledge and agree that except for Section 12 of the Change in Control Agreement, which shall remain in force in accordance with its existing terms, effective as of the Transition Date (as defined in the Agreement) the Change in Control Agreement shall be terminated and of no further force or effect. Each Party acknowledges that he or it has relied solely upon his or its own legal and tax advisors and that the lawyers, accountants and advisors to the other Party have not given any legal or tax advice to such Party in connection with this Release.

h. Except as otherwise provided in the Agreement, in the event Executive materially breaches any term of this Release, all compensation shall cease, and Beckman Coulter and its successors shall have the right to recover all money paid or provided hereunder.

i. Any modifications to this Release must be made in writing and signed by Executive and Glenn S. Schafer, Non-Executive Chairman of the Board.

j. This Agreement may be executed in two or more counterparts, and such counterparts shall constitute one and the same instrument. Signatures delivered by facsimile or email shall be deemed effective for all purposes to the extent permitted under applicable law.

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PLEASE READ CAREFULLY. THIS RELEASE CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS BEEN ADVISED THAT THIS RELEASE IS A BINDING AND LEGAL DOCUMENT. EXECUTIVE FURTHER AGREES THAT HE HAS HAD AT LEAST TWENTY-ONE (21) DAYS TO REVIEW THE PROVISIONS OF THIS RELEASE AND HAS BEEN ADVISED TO SEEK LEGAL ADVICE REGARDING ALL ITS ASPECTS, AND THAT IN EXECUTING THIS RELEASE EXECUTIVE HAS ACTED VOLUNTARILY AND HAS NOT RELIED UPON ANY REPRESENTATION MADE BY BECKMAN COULTER OR ANY OF ITS EXECUTIVES OR REPRESENTATIVES REGARDING THIS RELEASE’S SUBJECT MATTER AND/OR EFFECT. EXECUTIVE HAS READ AND FULLY UNDERSTANDS THIS RELEASE AND VOLUNTARILY AGREES TO ITS TERMS.

AGREED AND UNDERSTOOD:

Date:
Scott T. Garrett

Date:	BECKMAN COULTER, INC.

By:
Glenn S. Schafer
Non-Executive Chairman of the Board